RAIT Financial Trust Announces First Quarter 2013 Financial Results

PHILADELPHIA, PA — May 2, 2013 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced first quarter 2013 financial results.

Highlights

•	Adjusted funds from operations (“AFFO”) increased 100% to $18.6 million for the quarter ended March 31, 2013 from $9.3 million for the quarter ended March 31, 2012.

•	AFFO per share increased 48% to $0.31 for the quarter ended March 31, 2013 from $0.21 for the quarter ended March 31, 2012.

•	Operating income increased 326% to $14.4 million for the quarter ended March 31, 2013 from $3.4 million for the quarter ended March 31, 2012.

•	Total revenues grew 27% to $58.3 million for the quarter ended March 31, 2013 from $45.8 million for the quarter ended March 31, 2012.

•	RAIT funded $94.9 million of loans in the quarter ended March 31, 2013 consisting of $69.4 million conduit loans, $20.8 million bridge loans and a $4.7 million mezzanine loan.

•	RAIT sold $41.4 million of conduit loans during the quarter ended March 31, 2013 which generated $3.1 million of fee income.

•	Rental income increased 9% to $27.2 million during the quarter ended March 31, 2013 from $24.8 million during the quarter ended March 31, 2012.

•	Average effective rent per unit per month in RAIT’s multifamily portfolio increased 4% to $720 for the quarter ended March 31, 2013 from $691 for the quarter ended March 31, 2012.

•	As of March 31, 2013, RAIT has approximately $483.0 million of capital available for investment into eligible bridge, mezzanine and conduit loans.

•	On April 3, 2013, RAIT raised proceeds of $70.2 million in an underwritten public offering of RAIT’s common shares.

•	RAIT declared a first quarter 2013 common dividend of $0.12 per share, representing a 20% increase from the prior quarter’s dividend of $0.10 per common share and a 50% increase from the first quarter 2012 dividend of $0.08 per common share.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “We continue executing on our multi-strategy approach of growing our core commercial real estate lending businesses and managing our property portfolio. During the quarter, we funded $95 million of loans and sold $41 million conduit loans. Net operating income, in our equity portfolio, increased 16% in the first quarter of 2013 compared to the first quarter of 2012. This success has led to a 50% increase in the common dividend from the first quarter of 2012 and has improved our access to capital. We remain focused on lending against cash-flowing commercial real estate properties with the goal of delivering a consistent and steadily growing common dividend to our shareholders.”

First Quarter 2013 Results

RAIT reported AFFO, a non-GAAP financial measure, for the three-month period ended March 31, 2013 of $18.6 million, or $0.31 per share — diluted based on 60.4 million weighted-average shares outstanding – diluted, as compared to AFFO for the three-month period ended March 31, 2012 of $9.3 million, or $0.21 per share – diluted based on 44.2 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended March 31, 2013 of $90.5 million, or $1.50 total loss per share — diluted based on 60.4 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended March 31, 2012 of $107.0 million, or $2.42 total loss per share – diluted based on 44.2 million weighted-average shares outstanding – diluted. The first quarter 2013 net loss includes $99.8 million of unrealized losses relating primarily to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from AFFO.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its AFFO is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. Schedule I and Schedule II also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

RAIT also reported the following:

•	Investments in Real Estate. As of March 31, 2013, RAIT had investments in real estate of $914.9 million as compared to $918.2 million at December 31, 2012.

•	Average Occupancy. The average occupancy of RAIT’s portfolio of investments in real estate increased to 85.9% at March 31, 2013 from 85.1% at December 31, 2012.

•	CRE CDO Coverage Tests. As of the most recent reporting date, RAIT CRE CDO I, Ltd’s overcollateralization test was passing at 126.8% with a trigger of 116.2% and RAIT Preferred Funding II, Ltd’s overcollateralization test was passing at 117.7% with a trigger of 111.7%.

•	Provision for losses. Provision for losses on RAIT’s commercial real estate loan portfolio was $500,000 for the quarter ended March 31, 2013 unchanged from the quarter ended March 31, 2012.

•	Dividends. On March 15, 2013, RAIT declared a first quarter common dividend of $0.12 per common share to shareholders of record on April 3, 2013. The dividend was paid on April 30, 2013. On January 29, 2013, RAIT’s Board of Trustees declared a first quarter 2013 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The preferred dividends were paid on April 1, 2013 to holders of record on March 1, 2013.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Financial Statistics:
Assets under management	$3,669,564	$3,630,959	$3,598,503	$3,642,189	$3,549,029
Total revenue	$58,251	$54,922	$52,193	$47,873	$45,796
Earnings per share – diluted	$(1.50)	$(0.99)	$(0.37)	$(0.14)	$(2.42)
Funds from Operations (“FFO”) per share	$(1.37)	$(0.83)	$(0.21)	$0.01	$(2.25)
AFFO per share	$0.31	$0.33	$0.30	$0.25	$0.21
Common dividend declared	$0.12	$0.10	$0.09	$0.08	$0.08
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,118,519	$1,068,984	$1,042,047	$1,072,655	$990,321
Non-accrual loans — unpaid principal	$68,257	$69,080	$70,419	$73,592	$56,113
Non-accrual loans as a % of reported loans	6.1%	6.5%	6.8%	6.9%	5.7%
Reserve for losses	$26,206	$30,400	$32,738	$35,426	$35,527
Reserves as a % of non-accrual loans	38.4%	44.0%	46.5%	48.1%	63.3%
Provision for losses	$500	$500	$500	$500	$500
CRE Property Portfolio:
Reported investments in real estate	$914,919	$918,189	$906,487	$911,128	$887,130
Net operating income	$12,759	$12,184	$12,158	$12,053	$11,034
Number of properties owned	59	59	58	58	56
Multifamily units owned	8,206	8,206	8,014	8,014	8,014
Office square feet owned	2,015,524	2,015,524	2,015,524	2,015,524	1,786,860
Retail square feet owned	1,422,572	1,422,572	1,422,481	1,422,298	1,358,257
Land (acres owned)	21.92	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily	92.6%	90.0%	90.2%	91.2%	90.4%
Office	70.3%	72.8%	71.9%	71.0%	70.7%
Retail	68.9%	73.2%	73.2%	70.0%	66.9%

Total	85.9%	85.1%	84.6%	85.2%	85.0%
Average Effective Rent per Unit/Square Foot (1):
Multifamily (2)	$720	$718	$699	$695	$691
Office (3)	$18.91	$18.82	$19.08	$19.07	$21.53
Retail (3)	$11.95	$12.53	$11.74	$12.44	$10.59

(1)	Based on properties owned as of March 31, 2013.

(2)	Average effective rent is rent per unit per month.

(3)	Average effective rent is rent per square foot per year.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM EDT on Thursday, May 2, 2013 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 866.515.2913, access code 16769610. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, May 9, 2013, by dialing 888.286.8010, access code 91207640.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “goal” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in RAIT’s filings with the Securities and Exchange Commission. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended
	March 31
Revenues:	2013	2012
Net interest margin:
Investment Interest income	$31,280	$27,956
Investment Interest expense	(7,483)	(8,449)

Net interest margin	23,797	19,507
Rental income	27,169	24,831
Fee and other income	7,285	1,458

Total revenue	58,251	45,796
Expenses:
Interest expense	9,666	10,899
Real estate operating expense	14,410	13,797
Compensation expense	6,947	5,738
General and administrative expense	3,776	3,825
Provision for loan losses	500	500
Depreciation and amortization	8,570	7,663
Total expenses	43,869	42,422
Operating income	14,382	3,374
Interest and other income (expense)	76	33
Gains (losses) on sale of assets	(3)	11
Gains (losses) on extinguishment of debt	—	1,574
Change in fair value of financial instruments	(99,757)	(108,923)
Income (loss) before taxes and discontinued operations	(85,302)	(103,931)
Income tax benefit (provision)	(39)	267

Income (loss) from continuing operations	(85,341)	(103,664)
Income (loss) from discontinued operations	—	—

Net income (loss)	(85,341)	(103,664)
(Income) loss allocated to preferred shares	(5,218)	(3,410)
(Income) loss allocated to noncontrolling interests	27	55

Net income (loss) allocable to common shares	$(90,532)	$(107,019)

Earnings (loss) per share—Basic:
Continuing operations	$(1.50)	$(2.42)
Discontinued operations	—	—

Total earnings (loss) per share—Basic	$(1.50)	$(2.42)

Weighted-average shares outstanding—Basic	60,363,153	44,150,924

Earnings (loss) per share—Diluted:
Continuing operations	$(1.50)	$(2.42)
Discontinued operations	—	—

Total earnings (loss) per share—Diluted	$(1.50)	$(2.42)

Weighted-average shares outstanding—Diluted	60,363,153	44,150,924

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	March 31,	December 31,
	2013	2012
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,124,044	$1,075,129
equity interests
Allowance for losses	(26,206)	(30,400)

Total investments in mortgages and loans	1,097,838	1,044,729
Investments in real estate	914,919	918,189
Investments in securities and security-related receivables, at fair value	670,245	655,509
Cash and cash equivalents	63,854	100,041
Restricted cash	88,397	90,641
Accrued interest receivable	49,558	47,335
Other assets	48,184	45,459
Deferred financing costs, net of accumulated amortization of $15,926 and	18,834	19,734
$15,811, respectively
Intangible assets, net of accumulated amortization of $2,745 and $2,976,	1,784	2,343
respectively
Total assets	$2,953,613	$2,923,980

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$169,936	$172,476
Non-recourse indebtedness	1,718,914	1,627,119

Total indebtedness	1,888,850	1,799,595
Accrued interest payable	27,051	24,129
Accounts payable and accrued expenses	22,056	22,990
Derivative liabilities	141,518	151,438
Deferred taxes, borrowers’ escrows and other liabilities	53,831	35,704
Total liabilities	2,133,306	2,033,856
Series D Preferred Shares, 4,000,000 shares authorized, 2,600,000 issued and outstanding	51,369	52,278
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	37	31
preference $25.00 per share, 3,749,288 and 3,124,288 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,288,465 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,640,100 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, liquidation preference $25.00 per share, no shares issued or outstanding	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 60,758,957 and 58,913,142 issued and outstanding	1,823	1,760
Additional paid in capital	1,859,449	1,837,389
Accumulated other comprehensive income (loss)	(87,419)	(95,173)
Retained earnings (deficit)	(1,008,952)	(910,086)

Total shareholders’ equity	764,978	833,961
Noncontrolling interests	3,960	3,885
Total equity	768,938	837,846
Total liabilities and equity	$2,953,613	$2,923,980

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended March 31, 2013			For the Three-Month Period Ended March 31, 2012
	Amount		Per Share (2)	Amount	Per Share (3)
Funds From Operations:
Net income (loss) allocable to common shares.		$(90,532)	$(1.50)	$(107,019)	$(2.42)
Adjustments:
Real estate depreciation and amortization.	7,973		0.13	7,459	0.17
(Gains) losses on the sale of real estate.	-		-	-	—

Funds From Operations.		$(82,559)	$(1.37)	$(99,560)	$(2.25)

Adjusted Funds From Operations:
Funds From Operations.		$(82,559)	$(1.37)	$(99,560)	$(2.25)
Adjustments:
Change in fair value of financial instruments.	99,757		1.65	108,923	2.48
(Gains) losses on debt extinguishment.	-		-	(1,574)	(0.04)
Capital expenditures, net of direct financing.	(172)		-	(248)	(0.01)
Straight-line rental adjustments.	(288)		-	(306)	(0.01)
Amortization of deferred items and intangible assets	1,133		0.02	1,526	0.03
Share-based compensation.	723		0.01	557	0.01

Adjusted Funds From Operations.	$18,594		$0.31	$9,318	$0.21

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity. References to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

(2)	Based on 60,363,153 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2013.

(3)	Based on 44,150,924 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2012.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of March 31, 2013
	Amount	Per Share (2)

Total shareholders’ equity	$764,978	$12.59
Liquidation value of preferred shares characterized as equity(3)	(191,946)	(3.16)

Book value	573,032	9.43
Adjustments:
Taberna VIII and Taberna IX securitizations	(406,898)	(6.70)
RAIT I and RAIT II derivative liabilities	62,144	1.02
Change in fair value for warrants and investor SARs	10,673	0.18
Accumulated depreciation and amortization	123,499	2.03
Valuation of recurring collateral and property management fees	19,180	0.32

Total adjustments	(191,402)	(3.15)

Adjusted book value	$381,630	$6.28

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect the effect of consolidated securitizations where we do not currently receive cash flows on our retained interests, accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 60,758,957 common shares outstanding as of March 31, 2013.

(3)	Based on 3,749,288 Series A preferred shares, 2,288,465 Series B preferred shares, and 1,640,100 Series C preferred shares outstanding as of March 31, 2013, all of which have a liquidation preference of $25.00 per share.